Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Bill Davis
Perficient, Inc.
314-995-8822
bill.davis@perficient.com
PERFICIENT REPORTS THIRD QUARTER 2005 RESULTS
~ Company Reports Record Revenue, Cash Flow and Profit, Achieves $100 Million Revenue Run Rate
Goal and Realizes .09 cents Cash Earnings Per Share ~
AUSTIN, Texas, Nov 2, 2005 — Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm in the central United States, today reported financial results for the quarter ended September 30, 2005.
Financial Highlights
For the third quarter ended September 30, 2005:
•	Total revenue, including reimbursed expenses, was up 49% to $26.1 million compared to $17.5 million during the third quarter of 2004.

•	Cash earnings per share[1] on a fully diluted basis were up 50% to $0.09 compared to $0.06 per share during the third quarter of 2004.

•	GAAP earnings per share on a fully diluted basis were up 60% to $0.08 compared to $0.05 per share during the third quarter of 2004.

•	EBITDA[2] was up 84% to $4.2 million versus $2.3 million during the third quarter of 2004.

•	Net income was up 80% to $2.1 million compared to $1.1 million during the third quarter of 2004.

•	Gross margin for services revenue was 38.4% compared to 38.6% in the third quarter of 2004.

•	Gross margin for software revenue was 21.6% compared to 14.1% in the third quarter of 2004.
“Q3 was an extraordinary quarter for Perficient. We posted all-time records for revenue, cash flow, net income and earnings per share,” said Jack McDonald, Perficient’s chairman and chief executive. “This was our 10th consecutive quarter of positive and growing earnings and EBITDA and we realized exceptionally strong organic growth. In addition, we pushed through the $100 million run-rate mark while expanding our footprint and broadening our solutions portfolio with the acquisition of Vivare in early September. Our record forward guidance validates that we are poised for a strong Q4 and a great close to an exceptional year.”
Other Q3 Highlights
Among other achievements in Q3 2005, Perficient:
— Completed the acquisition of Vivare LP, a Dallas-based information technology consulting firm with approximately $10 million in annual revenues. The transaction increased Perficient’s headcount to more than 575 consulting, technology, sales and support professionals in 11 offices in the central US. (Vivare contributed $733 thousand to Q3 revenues) ;

[1]	Cash earnings per share (CEPS) on a fully diluted basis is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

[2]	EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

— Added new customer relationships and follow-on projects with leading companies including: Armstrong, Centene, Chevron, HBO, Healthlink, HEB, Link Staffing, McAfee, McKesson, Nokia, PepsiCo, PetsMart, Sysco Foods, Texas Mutual Insurance, Toyota, Visean and many others;
— Received a prestigious IBM Value Advantage Plus 5 Star Partner Award (granted to only five IBM Business Partners worldwide);
— Presided over the closing of the NASDAQ stock market on September 14th, 2005 ; and
— Was named to the Deloitte and Touche Texas Fast 50 for the third consecutive year .
Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.
The Company expects its Q4 2005 total revenue, including reimbursed expenses, to be in the range of $26.8 to $28.2 million, comprised of $24.6 million to $25.8 million in services revenue, including reimbursed expenses and $2.2 to $2.4 million in revenue from sales of software. The Q4 2005 forecast range of services revenue would represent services revenue growth of approximately 73% to 81% over the fourth quarter of 2004.
Conference Call Details
Perficient will host a conference call regarding third quarter 2005 financial results today at 4:30 p.m. Eastern.
WHAT: Perficient Third Quarter and 2005 Results
WHEN: Wednesday, November 2, 2005, at 4:30 p.m. Eastern
CONFERENCE CALL NUMBERS: 866-825-3354 (U.S. and Canada) 617.213.8063 (International)
PARTICIPANT PASSCODE: 69358087
REPLAY TIMES: Wednesday, November 2, 2005, at 6:30 p.m. Eastern, through November 9, 2005
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 82613983
About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and midsize companies in the central United States. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Our solutions enable our clients to operate a real-time enterprise that dynamically adapts business processes and the systems that support them to the changing demands of an increasingly global, Internet-driven and competitive marketplace. Perficient is an award-winning “Premier Level” IBM business partner, a TeamTIBCO partner and a Microsoft Gold Certified Partner. For more information about Perficient, which employs more than 575 professionals in the central United States and Canada, please visit www.perficient.com. IBM is a trademark of International Business Machines Corporation in the United States, other countries, or both. IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.
Safe Harbor Statement
Safe Harbor Statement “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company’s growth, credit risks associated with the company’s accounts receivable, the company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-Q.
Use of Non-GAAP Financial Information
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA and CEPS, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA and CEPS to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the users’ overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. These non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income from operations and net income and a reconciliation of net income to adjusted net income for CEPS are included in the unaudited consolidated statements of operations attached to this release.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2004	2005	2004	2005
	(unaudited)		(unaudited)
Revenue
Services	$13,454,616	$23,157,484	$29,771,852	$60,048,582
Software	3,391,358	1,917,663	5,793,600	4,717,821
Reimbursable expenses	677,158	1,047,576	1,658,251	2,741,254

Total revenue	17,523,132	26,122,723	37,223,703	67,507,657

Cost of revenue
Project personnel costs	8,199,266	13,771,351	17,763,263	36,318,629
Software costs	2,913,946	1,503,502	4,898,381	3,881,435
Reimbursable expenses	677,158	1,047,576	1,658,251	2,741,254
Other project related expenses	55,875	501,842	218,173	1,264,525

Total cost of revenue	11,846,245	16,824,271	24,538,068	44,205,843

Gross margin	5,676,887	9,298,452	12,685,635	23,301,814

Selling, general and administrative	3,391,899	5,100,950	7,585,858	12,925,771

EBITDA[1]	2,284,988	4,197,502	5,099,777	10,376,043

Depreciation	138,718	148,870	363,593	459,091
Amortization of intangibles	233,541	493,522	446,320	1,074,161

Income from operations	1,912,729	3,555,110	4,289,864	8,842,791
Interest income	1,069	2,878	1,706	10,797
Interest expense	(52,983)	(203,765)	(82,116)	(437,533)
Other	20,612	5,034	22,514	13,163

Income before income taxes	1,881,427	3,359,257	4,231,968	8,429,218
Provision for income taxes	735,338	1,293,392	1,655,338	3,248,239

Net income	$1,146,089	$2,065,865	$2,576,630	$5,180,979

Basic net income per share	$0.06	$0.09	$0.15	$0.24

Diluted net income per share	$0.05	$0.08	$0.13	$0.21

Shares used in computing basic net income per share	19,227,873	22,418,098	17,013,579	21,703,086

Shares used in computing diluted net income per share	21,844,127	25,503,985	19,904,355	25,034,386

Reconciliation of GAAP diluted net income per share to CEPS[2]:
Net income	$1,146,089	$2,065,865	$2,576,630	$5,180,979
Amortization of intangibles	233,541	493,522	446,320	1,074,161
Stock compensation	1,845	73,161	26,613	191,475
Related tax effect	(91,998)	(218,186)	(184,988)	(487,719)

Adjusted net income for CEPS	$1,289,477	$2,414,362	$2,864,575	$5,958,896

CEPS[2]	$0.06	$0.09	$0.14	$0.24

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	September 30,
	2004	2005
ASSETS
Current assets:
Cash	$3,905,460	$3,256,685
Accounts receivable, net	20,049,500	26,414,487
Other current assets	336,309	1,452,697

Total current assets	24,291,269	31,123,869
Net property and equipment	805,831	973,001
Goodwill	32,818,431	46,239,334
Intangible assets, net	4,521,460	6,190,487
Other noncurrent assets	145,374	1,358,918

Total assets	$62,582,365	$85,885,609

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,927,523	$2,451,009
Current portion of long term debt	1,135,354	1,314,271
Other current liabilities	6,750,968	9,174,974
Current portion of notes payable to related parties	243,847	239,331

Total current liabilities	15,057,692	13,179,585
Long term debt, net of current portion	2,676,027	11,681,803
Notes payable to related parties, net of current portion	226,279	—

Total liabilities	17,959,998	24,861,388

Stockholders’ equity:
Common stock	20,914	22,952
Additional paid-in capital	102,637,699	113,917,324
Deferred stock compensation	(1,656,375)	(1,694,060)
Accumulated other comprehensive loss	(57,837)	(80,940)
Accumulated deficit	(56,322,034)	(51,141,055)

Total stockholders’ equity	44,622,367	61,024,221

Total liabilities and stockholders’ equity	$62,582,365	$85,885,609

[1]	EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

[2]	Diluted cash earnings per share (CEPS) is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.